UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2024

Date of Report (Date of earliest event reported)

Technology & Telecommunication Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41229	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

C3-2-23A, Jalan 1/152, Taman OUG Parklane Off Jalan Kelang Lama 58200 Kuala Lumpur, Malaysia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +601 2334 8193

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value (the “Ordinary Shares”), and one-half Redeemable Warrant	TETEU	The Nasdaq Stock Market LLC
Ordinary Shares	TETE	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	TETEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 9, 2024, Technology & Telecommunication Acquisition Corporation (the “Company”), received a notification letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, since the Company has not yet held an annual meeting of shareholders within twelve months of the end of its fiscal year, it is out of compliance with the Nasdaq rules for continued listing (Listing Rules 5620(a) and 5810(c)(2)(G)). The notification letter has no immediate effect on the listing of the Company’s securities on the Nasdaq Global Market.

Under the applicable Nasdaq rules, the Company now has 45 calendar days to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the Company’s most recent fiscal year end, or until May 29, 2025, to regain compliance.

The Company expects to organize an annual meeting in the coming weeks to regain compliance with the applicable Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2024

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

By:	/s/ Tek Che Ng
Name:	Tek Che Ng
Title:	Chief Executive Officer